Exhibit 99.2
CONFIDENTIAL
Engineering Procurement and Construction Contract
Solar Tax Partners I, LLC and Solar Power, Inc.
ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

Customer:	Solar Tax Partners I, LLC, a California Limited Liability Company Attn:
Customer Address:
Contract Effective Date:	September 30, 2009
Contract Amount:	$19,557,120
Estimated Construction Period:	6.0 Months
Estimated Project Start Date:	May 1, 2009 (Actual commencement date)

Generating Facility Abstract:	3,614.56 kWdc	Single Axis Flat Tracker Ground Mounted

Site Host:	Aerojet-General Corporation Rancho Cordova Facilities	Aerojet Road and Folsom Blvd. Rancho Cordova, CA 95813
This Engineering Procurement and Construction (“EPC”) Contract (“Contract”) is made and entered into as of the Contract Effective Date by and between Solar Power, Inc., a California corporation, (“EPC Provider”) having its principal offices at 1115 Orlando Ave. Roseville, CA 95661, and the Customer, for the purposes of providing comprehensive energy services. EPC Provider and the Customer may singularly be identified as “Party” and collectively as “Parties.” The attachments listed below as being attached are attached hereto and fully incorporated herein.
ATTACHMENTS TO CONTRACT

Not Applicable/
Attachment	Title	Attached	Not Attached
A	Site, Facilities and Existing Equipment	☑	☐
B	Scope of Work	☑	☐
C	Bill of Materials	☑	☐
D	Project Schedule	☑	☐
E	Progress Payment Schedule	☑	☐
F	Commissioning Schedule	☑	☐
G	Data Acquisition System Requirements	☑	☐
H	Not Used	☑	☐
I	EPC Provider Form Documents	☑	☐
J	Federal and State Rebates and Incentives	☑	☐
K	Warranties	☑	☐
L	Not Used	☑	☐
M	Insurance Requirements	☑	☐
N	Not Used	☑	☐
O	List of Required Drawings	☑	☐
     IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto subscribe their names to this Contract by their duly authorized officers as of the Contract Effective Date first above written.

EPC PROVIDER:			CUSTOMER:
SOLAR POWER, INC.			SOLAR TAX PARTNERS I, LLC

By:	/s/ Todd Lindstrom		By:	/s/ Solar Tax Partners I, LLC

	Print Name:	Todd Lindstrom		Print Name:
	Title:	Executive Vice President		Title:

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
GENERAL TERMS AND CONDITIONS
CONTRACT RECITALS
     WHEREAS, Solar Tax Partners I, LLC will own and operate a solar photovoltaic system (as further defined in Section 1 below, the “Generating Facility”) at the Aerojet Facility, located at Aerojet Road and Folsom Blvd., Rancho Cordova, CA 95813, in the County of Sacramento, California;
     WHEREAS, EPC Provider is a full-service energy services company with the technical capabilities to provide services to the Customer including, but not limited to, engineering, procurement, construction management, installation, construction, training, and monitoring and verification of the Generating Facility; and
     NOW, THEREFORE, the Customer and EPC Provider hereby agree as follows:
SECTION 1. DEFINITIONS
     For purposes of the Engineering Procurement and Construction Contract, and its Attachments, the defined terms herein shall have the meaning set forth as follows:
     1.1 Applicable Laws: “Applicable Laws” shall mean all laws, building codes, rules, regulations, or orders of any federal, state, county, local, or other governmental body, agency, or other authority having jurisdiction over the Generating Facility and/or the performance of the Work.
     1.2 Applicable Permits: “Applicable Permits” shall mean all permits, waivers, authorizations, or licenses issued or required to be issued by any federal, state, county, local, or other governmental body, agency, or other authority having jurisdiction over the Generating Facility and/or performance of the Work.
     1.3 Application for Substantial Completion: “Application for Substantial Completion” shall mean the application for Substantial Completion that will be submitted by EPC Provider to Customer as contemplated by Section 12.1.
     1.4 Certificate of Substantial Completion: “Certificate of Substantial Completion” shall mean the written notice executed by the Customer and the EPC Provider in accordance with Section 12.1. Such fully executed certificate shall be conclusive evidence that the Work is Substantially Complete.
     1.5 Certificate of Final Completion: “Certificate of Final Completion” shall mean the written notice executed by Customer pursuant to Section 12.4. A fully executed Certificate of Final Completion shall be conclusive evidence that Final Completion of the Work had been achieved.
     1.6 Change: “Change” shall mean any material addition to, deletion from, or other modification to the quality, function, or intent of the Work, including without limitation any such addition, deletion, or other modification that constitutes a material change to the Scope of Work.
     1.7 Change Order: “Change Order” shall mean a written document signed by both EPC Provider and the Customer that authorizes EPC Provider to perform a Change to the Scope of Work. The Change Order shall modify the Scope of Work and shall identify: (1) the Change to the Scope of Work; (2) any additional compensation to be paid to EPC Provider to perform such Change; and (3) any extensions of Time to the Project Schedule to perform such Change.
     1.8 Code: “Code” shall mean the Internal Revenue Code of 1986, as amended.
     1.9 Commissioning: “Commissioning” shall mean the set of tests and procedures performed on the Generating Facility as described in Attachment F.

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
     1.10 Commissioning Engineer: The “Commissioning Engineer” shall be Customer or a representative designated by Customer to evaluate and certify the capabilities of the Generating Facility.
     1.11 Construction Documents: “Construction Documents” shall mean the final designs, drawings, and specifications that describe the technical requirements for the installation of all the materials and equipment pursuant to this Contract and that are used for the Work.
     1.12 Contract: “Contract” shall mean this Engineering Procurement and Construction Contract and all Attachments attached hereto which are incorporated herein, as the same may be amended or modified from time to time in accordance with the provisions hereof, including any Change Orders executed in accordance with this Contract.
     1.13 Contract Amount: “Contract Amount” shall mean the amount of compensation that shall be paid by Customer to EPC Provider for performing the Work in accordance with the Scope of Work, attached hereto as Attachment B; as such amount may be increased or decreased in accordance with Change Orders.
     1.14 Contract Documents: “Contract Documents” shall mean this Contract, the Construction Documents, and any amendments thereto.
     1.15 Contract Effective Date: “Contract Effective Date” shall mean September 30, 2009.
     1.16 Contract Term: The “Contract Term” shall commence on the Contract Effective Date and end on the last day of the System Warranty period, unless terminated earlier in accordance with the terms hereof.
     1.17 Data Acquisition System (DAS): “Data Acquisition System” or “DAS” shall mean the Generating Facility monitoring system described in Attachment G.
     1.18 Direct Costs: “Direct Costs” means EPC Provider’s actual and verifiable cost of labor, support labor, material, equipment, services, tools, supplies, subcontracts, jobsite facilities, utilities, and jobsite staffing necessary to perform the Work.
     1.19 Easement: “Easement” shall mean the Easement from the Site Host, which is a separate legal instrument giving the Customer legal control of the Site for the purposes of installing and operating the Generating Facility.
     1.20 Energy Delivery Point: “Energy Delivery Point” means the point or points of tie-in between the Generating Facility and the Site Host’s electrical switchgear.
     1.21 Environmental Attributes: “Environmental Attributes” means, collectively, all environmental and other attributes that differentiate the Generating Facility or the energy output of the Generating Facility from energy generated by certain other generation units, fuels or resources, including those attributable to the avoidance of environmental impacts on air, soil, water or climate, such as the emission of any oxides of nitrogen, sulfur or carbon or of mercury, or other gas or chemical, soot, particulate matter or other substances attributable to the Generating Facility or the compliance of the Generating Facility or the energy output with the law, rules and standards of the United Nations Framework Convention on Climate Change (the “UNFCCC”) or the Kyoto Protocol to the UNFCCC or crediting “early action” with a view thereto, or laws or regulations involving or administered by the Clean Air Markets Division of the Environmental Protection Agency or successor administrator or any local, state or federal entity given jurisdiction over a program involving transferability of environmental attributes and right to report to any federal, state, or local agency or authority or other party that Customer owns the environmental attributes associated with the energy output of the Generating Facility.
     1.22 Environmental Incentives: “Environmental Incentives” means all rights, credits (including tax credits), rebates, benefits, reductions, offsets, and allowances and entitlements of any kind, howsoever entitled or named (including carbon credits and allowances and renewable energy certificates), whether

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
arising under federal, state or local law, international treaty, trade association membership or the like arising from the Environmental Attributes of the Generating Facility or the energy output or otherwise from the development or installation of the Generating Facility or the production, sale, purchase, consumption or use of the energy output. Without limiting the forgoing, Environmental Incentives includes the right to apply for (and entitlement to receive) incentives under any applicable state rebates or incentive programs and the right to claim federal income tax credits under Sections 45 or 48 of the Code.
     1.23 Final Completion: “Final Completion” shall be deemed to have occurred when (a) Customer agrees in writing that 100% of the Work as identified in the Scope of Work has been completed to the satisfaction of the Customer, Customer’s agent, and/or Customer’s designated Commissioning Engineer; (b) all Commissioning tests and procedures have been successfully completed in accordance with Attachment F; and (c) the Generating Facility has operated continuously for one (1) week at ninety-five percent (95%) of the expected kWh production as determined by the Commissioning Engineer based on the real weather conditions as certified by the Commissioning Engineer and the system specifications and ratings for the Generating Facility.
     1.24 Force Majeure: “Force Majeure” shall mean those events beyond the control of the affected Party and which by the exercise of due diligence such Party could not reasonably have been expected to avoid and which it has been unable to overcome despite the exercise of reasonably diligent efforts, including, without limitation, acts of God and the public enemy; relocation or construction of transmission facilities or the shutdown of such facilities for the purpose of necessary repairs; permanent or temporary relocation of the Generating Facility and/or the Support Structure, including due to natural disasters; fire; civil disobedience, sabotage; restraint by court order or public authority (whether valid or invalid), and/or inability to obtain or keep in force the necessary governmental or Site Host authorizations, permits, licenses, certificates or approvals, in each case, if not caused by the fault of the Party asserting the Force Majeure.
     1.25 Generating Facility: “Generating Facility” shall have the meaning given that term in the Contract Recitals and is further described by Attachments B and C. The Generating Facility shall include the Data Acquisition System.
     1.26 Hazardous Substances: “Hazardous Substances” shall mean any hazardous, toxic, or dangerous wastes, substances, chemicals, constituents, contaminants, pollutants, and materials and any other carcinogenic, corrosive, ignitable, radioactive, reactive, toxic, or otherwise hazardous substances or mixtures (whether solids, liquids, gases) now or at any time subject to regulation, control, remediation, or otherwise addressed under Applicable Laws; (i) any “hazardous substance” as defined by the Resource, Conservation and Recovery Act of 1976 (42 United States Code (“U.S.C.”)         , Section 6901 et seq.), as amended, and regulations promulgated thereunder; (ii) any “hazardous, toxic or dangerous waste, substance or material” specifically defined as such in U.S.C. Section 9601 et seq., as amended and regulations promulgated thereunder; and (iii) any hazardous, toxic or dangerous waste, substance, or material as defined in any so-called “superfund” or “super-lien” law. For purposes of this Agreement, Hazardous Substances shall also include without limitation any pesticide, or any insecticide, fungicide or rodenticide as described in the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.
     1.27 Interconnection Agreement: “Interconnection Agreement” shall mean an agreement entered into by and between Customer or Site Host (as appropriate) and the Utility which agreement shall provide for (i) the Generating Facility to be interconnected with the Utility’s electricity distribution system, (ii) for energy to flow from the Generating Facility to such system and (iii) for energy to flow from such system to the Energy Delivery Point, under the net metering provisions of the Utility’s tariff.
     1.28 Load: “Load” shall mean the total electric consumption as measured by the aggregate of all meters at delivery points serving the Site.
     1.29 Party or Parties: “Party” or “Parties” shall mean EPC Provider, Customer, each or both of them, as the context may require pursuant to the terms and conditions of this Contract.

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
     1.30 Power: “Power” shall mean the total quantity of all actual electric power, both energy and capacity generated by the Generating Facility including all Environmental Attributes and Environmental Incentives.
     1.31 Project Schedule: “Project Schedule” means the schedule for the Work, as further detailed in Section 9.1.
     1.32 Punchlist: “Punchlist” shall mean a list provided by Customer to EPC Provider of items of unfinished Work which do not preclude Customer’s beneficial use of the Generating Facility and can be completed within thirty (30) days and without material interference with Customer’s operations.
     1.33 Retainage: “Retainage” has the meaning set forth in Section 4.1.
     1.34 Site: “Site” shall mean that area or areas where the materials and equipment for the Generating Facility (as described in the Scope of Work) shall be installed and/or used to perform the Work.
     1.35 Site Host: “Site Host” shall mean the entity identified on the first page of this Contract.
     1.36 Scheduled Substantial Completion Date: “Scheduled Substantial Completion Date” means October 30, 2009, as such date may be extended in accordance with the terms of this Contract.
     1.37 Scope of Work: “Scope of Work” shall mean the Work to be performed hereunder by EPC Provider, and/or EPC Provider’s subcontractors, pursuant to the Scope of Work (as amended by Change Orders), attached hereto as Attachment B, and in accordance with the terms and conditions of this Contract.
     1.38 Substantial Completion: “Substantial Completion” or “Substantially Complete” shall mean the stage in the progress of the Work or portion of the Work, where the Generating Facility is mechanically and electrically complete in accordance with the Contract Documents (subject to Punchlist items) so that Customer is able to utilize the Generating Facility for its intended use or purpose; provided, that the Generating Facility need not be interconnected in order to be deemed Substantially Complete.
     1.39 Support Structure: “Support Structure” shall mean the galvanized steel frame or structure which will hold up the Generating Facility on the Site, and all supports thereto.
     1.40 Time: “Time” shall mean the time period within which EPC Provider shall complete the Work in accordance with the Project Schedule.
     1.41 Utility: For purposes of this Agreement, the parties agree that the “Utility” is Sacramento Municipal Utility District (SMUD).
     1.42 Utility Interconnection Approval: “Utility Interconnection Approval” shall have the meaning given to it in Section 12.2.
     1.43 Work: “Work” shall mean the design, procurement, installation and construction of the Generating Facility and all other services to be provided by EPC Provider hereunder, in accordance with the terms hereof, including the Scope of Work.
SECTION 2. PERFORMANCE OF THE WORK
     2.1 Status of the Work. EPC Provider commenced the performance of the Work prior to the execution of this Contract. Concurrent with this Contract, Customer and EPC provider are executing an assignment from EPC Provider to Customer of the Solar Power Purchase Agreement (“PPA”) between Site Host and EPC Provider, pursuant to which Site Host is obligated to purchase the electricity generated from the Generating Facility, on the terms and conditions set forth in the PPA. By executing this Contract,

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
Customer is agreeing to fund the construction of the Generating Facility, in order to allow Customer to partially satisfy its obligations under the PPA.
     2.2 Performance of Work. EPC Provider shall perform the Work in accordance with the provisions of this Contract. Such Work shall be performed in an expeditious manner that is consistent with the standard of care of highly skilled contractors performing work similar in scope (and geographic location) to the Work. EPC Provider shall ensure that all Work is performed in accordance with applicable equipment manufacturers’ requirements, including all requirements necessary to preserve and maintain in effect any and all warranties and, if applicable, any performance guarantees with respect to such equipment.
     2.3 Notice to Proceed. Work has commenced on the Generating facility. Customer’s execution of this Contract shall constitute a written Notice to Proceed (“Notice to Proceed” or “NTP”) to EPC Provider to continue and complete the Work.
SECTION 3. CUSTOMER/SITE-HOST OBLIGATIONS
     3.1 Data Acquisition System Interconnectivity Requirements. Customer shall request from Site Host, and shall be responsible for obtaining for the benefit of the Generating Facility from Site Host, at Customer’s sole cost and expense, the communication service necessary for the operation of the Data Acquisition System, which requirements are more specifically detailed on Attachment G attached hereto.
     3.2 Customer Obligations.
          (a) Customer shall use commercially reasonable efforts to cause Site Host to provide the following documents and to perform the following acts within ten (10) calendar days of EPC Provider’s request therefore:
               (i) Furnish all surveys or other information in Site Host’s possession that describe the physical characteristics, legal limitations, and utility locations in and around the Site;
               (ii) Disclose any prior environmental review documentation and all known information in Site Host’s possession concerning subsurface conditions, including without limitation the existence of any known Hazardous Substances, in or around the general area of the Site where the Work will be performed pursuant to the Scope of Work;
               (iii) Supply EPC Provider and Customer with all relevant information in Site Host’s possession, including any structural or other relevant as-built drawings and photographs, of prior construction undertaken in the general area of the Site where the Work will be performed; and
               (iv) Obtain any and all easements, zoning variances, planning approvals, including any resolution of any environmental impact issues, and any other legal authorizations regarding utilization of the Site reasonably necessary for the execution of the Work.
          (b) Customer shall also do the following:
               (i) Attend the regularly scheduled progress meetings and participate as needed regarding scheduling of work.
               (ii) When appropriate, participate in the job inspection walk-through with EPC Provider and the subcontractor to determine Substantial Completion. Upon approval, sign the Certificate of Substantial Completion.
               (iii) Provide knowledgeable staff to participate in the training programs, which will be scheduled in advance for proper coordination.
               (iv) Perform a final walk-through of the project.

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
               (v) Upon receipt of the O&M manuals and as-built drawings, and approval of the completion of the entire Scope of Work as listed in Attachment B, including training and close-out documents, sign a Certificate of Final Completion for the Work.
     3.3 Expeditious Manner. All obligations of the Customer hereunder shall be undertaken in an expeditious manner (and otherwise in accordance with the terms of the Contract) such that EPC Provider is not unreasonably delayed in its performance of the Work hereunder.
     3.4 Point of Contact; Response Periods. Customer shall designate a single-point representative with whom EPC Provider shall consult on a reasonable, regular basis and who is authorized to act on Customer’s behalf for all purposes in connection with this Agreement and the Work. Customer may from time to time change the designated representative by providing notice thereof to EPC Provider. Except as otherwise provided herein, Customer’s representative shall render decisions in a timely manner (in no event longer than ten (10) business days) with regard to any documents submitted by EPC Provider and to other requests made by EPC Provider in order to avoid unreasonable delay in the orderly and sequential progress of the Work.
SECTION 4. PAYMENTS
     Customer agrees to pay EPC Provider in accordance with Attachment E and this Section 4.
     4.1 Payment Schedule. Payment under this Contract shall be made in accordance with the payment schedule in Attachment E. Attachment E provides for a single payment of the entire Contract Amount at Final Completion.
     4.2 Final Payment. Payment requests shall be in a form substantially similar to the form invoice provided in Attachment I (“Request for Payment”). EPC Provider shall deliver the Request for Payment within thirty (30) days after Final Completion, which shall be accompanied by a final payment conditional lien waiver and release substantially in the form provided in Attachment I from EPC Provider and each applicable subcontractor and supplier. In addition to the Contract Amount, Customer shall pay any other amounts owed by Customer to EPC Provider hereunder (the “Final Payment”). The Customer shall review and respond to each Request for Payment within ten (10) calendar days after Customer’s receipt thereof (“Due Date”). If such Request Payment is disputed by Customer, the provisions of Section 4.3 shall apply.
     4.3 Disputed Invoices/Late Payments. If Customer disputes any Request for Payment, or part thereof, or any supporting documentation related thereto, or otherwise disputes any Request for Payment, Customer shall make full payment to EPC Provider when required in Section 4.1 above, less any portions of the Request for Payment amount in dispute, and shall provide to EPC Provider a written explanation of the basis for the dispute and the amount of the Request for Payment being withheld related to the dispute, no later than the Due Date. If any amount disputed by Customer is finally determined to be due to EPC Provider, either by agreement between the Parties or as a result of dispute resolution pursuant to Section 19 below, such amount shall be paid to EPC Provider within five (5) business days of such final determination.
     4.4 Unconditional Lien Waivers. Within fifteen (15) days after receipt of the Final Payment, EPC Provider shall provide (and shall cause its subcontractors and suppliers to provide) to Customer an unconditional lien waiver (related to the Final Payment) substantially in the form provided in Attachment I.
     4.5 Dated Down Copies of Lien Waivers and Releases. Within fifteen (15) calendar days after Customer’s request therefore, EPC Provider shall provide (and shall cause its subcontractors and suppliers to provide) to Customer additional lien waivers and releases (dated as of the date requested by Customer) with regard to payments previously made by Customer hereunder for the purpose of assisting Customer with any debt or equity financing for the Generating Facility,
SECTION 5. WARRANTY/LIMITATION OF LIABILITY
     5.1 System Warranty. Commencing on the date of the Certificate of Substantial Completion and continuing for a period of ten (10) years from such date (the “System Warranty Period”), EPC Provider

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
warrants that the Work and the Generating Facility will be free from defects in materials and workmanship and shall conform to the Scope of Work and all other requirements of this Contract (“EPC Provider Warranty”). Without limitation to EPC Provider’s other warranty obligations during the System Warranty Period, EPC Provider shall, for the protection of Customer, use commercially reasonable efforts to obtain from all vendors and subcontractors from which EPC Provider procures machinery, equipment or materials or services, warranties and guarantees with respect to such machinery, equipment, materials or services, which shall be made available to Customer to the full extent of the terms thereof. EPC Provider shall at all times perform its construction, installation, commissioning, operation or maintenance activities in a manner consistent with all such warranties and shall not perform any actions that may violate such warranties. As shown on Attachment K, “Warranties,” equipment and material warranties that exceed the ten (10) year System Warranty Period shall be provided directly by the equipment and/or material manufacturers, and such warranties shall be assigned directly to the Customer. EPC Provider shall assign all third party warranties to Customer prior to Final Completion. EPC Provider shall correct (or cause to be corrected through its qualified subcontractors or through applicable third party equipment warranties) any defects in materials or workmanship during the System Warranty Period. Such warranty services shall be performed in a timely manner and at the reasonable convenience of the Customer. If a warranty issue arises on any equipment or material after System Warranty Period, and the equipment or material has a warranty period that exceeds ten (10) years, the Customer shall contact the manufacturer directly to resolve such warranty issues and Customer acknowledges that the manufacturer shall have sole responsibility for such issues.
     5.2 Warranty and Guarantee Limitations. EXCEPT FOR THE WARRANTY IN THIS SECTION 5, CUSTOMER EXPRESSLY AGREES THAT EPC PROVIDER MAKES NO OTHER WARRANTIES OR GUARANTEES IN CONNECTION WITH THE SALE OR INSTALLATION OF EQUIPMENT AND MATERIALS PROVIDED HEREUNDER WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN. EPC PROVIDER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
SECTION 6. GOVERNMENTAL PERMITS AND APPROVALS; COORDINATION
     6.1 Permits and Approvals. EPC Provider will obtain all permits and approvals required for the construction, installation, and start-up and operation of the Generating Facility and the performance the Work hereunder, in each case, when and as required for the performance of the Work in accordance with the Project Schedule. Customer will provide reasonable cooperation and assistance to EPC Provider in obtaining all such permits and approvals.
     6.2 Coordination During Installation. Customer and EPC Provider shall cooperate with each other in an effort to coordinate the activities of EPC Provider and EPC Provider’s subcontractors and suppliers with those of Customer, its employees, agents and contractors.
     6.3 Coordination and Reimbursement for Special Inspections. EPC Provider shall coordinate the inspection of the Generating Facility by any governmental or independent entities with jurisdiction over the Generating Facility, including, without limitation, any special inspections to be made under Section 1704 of the International Building Code.
     6.4 Rebate Programs. If requested, EPC Provider shall prepare and submit to the applicable agencies, on behalf of Customer and/or Site Host (as applicable), all applications and documentation necessary for the federal and state rebates and incentives described in Attachment J, “Federal and State Rebates and Incentives”; provided that Customer shall have the opportunity to review, comment on, and approve all such applications and documentation prior to submission by EPC Provider.
SECTION 7. OWNERSHIP OF CERTAIN PROPERTY
     7.1 Ownership of Certain Proprietary Property Rights. Customer shall not, by virtue of this Contract, acquire any interest in any formulas, patterns, devices, trade secrets, secret inventions or processes, copyrights, patents, other intellectual or proprietary rights, or similar items which are the property of EPC Provider, whether or not used or provided to Customer in connection with the Generating Facility; provided, that EPC Provider hereby grants to Customer a perpetual, irrevocable royalty-free, non-

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
transferable and non-sublicenseable license for any and all software or other intellectual property rights necessary for Customer to operate, maintain, and repair the Generating Facility in a manner that will yield maximum energy output from the Generating Facility. In no event shall Customer use such items for the benefit of any other project or share any such items with any third parties, except as may be necessary for the efficient operation of the Generating Facility.
     7.2 Ownership of Environmental Incentives and Environmental Attributes. Customer shall own, and may assign or sell in its sole and absolute discretion, all right, title and interest in all Environmental Attributes and/or Environmental Incentives associated with or resulting from the development and installation of the Generating Facility or the production, sale, purchase or use of the energy output of the Generating Facility including, without limitation, all Environmental Incentives and Environmental Attributes.
SECTION 8. LOCATION AND ACCESS
     Customer will provide space at the Site for the performance of the Work, and the installation, storage, and operation of any equipment and materials. As described in Attachment A, Customer shall provide EPC Provider with the right to access the Site, to the extent that the Site Host has granted to Customer the right to access the Site pursuant to the Easement, in order for EPC Provider and subcontractors to perform the Work during regular business hours, or such other reasonable hours as may be requested by EPC Provider and acceptable to Customer and Site Host. EPC Provider acknowledges it has familiarized itself with the Easement and Customer’s access rights thereunder (including any restrictions in connection therewith) and that such access rights are sufficient to enable EPC Provider to perform the Work in accordance with this Contract.
SECTION 9. PROJECT IMPLEMENTATION — GENERAL
     9.1 Project Schedule. The current Project Schedule is attached hereto as Attachment D. Such schedule may be adjusted by the Parties during the Work; provided, however, that any such revision to the Project Schedule shall require the prior written approval of Customer (not to be unreasonably withheld); and provided, further, that in no event shall the Scheduled Substantial Completion Date be extended unless such extension results from Force Majeure or is mutually agreed to (in accordance with Section 14). Upon EPC’s and Customer’s approval thereof, any amended Project Schedule shall replace the existing Project Schedule attached hereto as Attachment D. EPC Provider and its subcontractors shall work diligently to perform the Work in accordance with such finalized Project Schedule.
     9.2 Project Meetings/Status Updates. EPC Provider will meet with Customer to review equipment, scope of work, and installation plans that relate to the design and construction of the Generating Facility.
SECTION 10. FINAL DESIGN PHASE — CONSTRUCTION DOCUMENTS/EQUIPMENT PROCUREMENT
     10.1 General Provisions.
          (a) EPC Provider’s has at its sole cost and expense, completed the preparation of any necessary designs, drawings, and specifications, as well as feasibility and configuration assessments, environmental assessments, and other inspections of the Site. EPC Provider has delivered, and Customer has approved design drawings and specifications for the Generating Facility. The Customer shall not unreasonably withhold its consent to any modifications thereto that may be requested by any governmental or quasi-governmental agency with jurisdiction over the Generating Facility and/or the Work. The Parties expressly agree that Customer’s approval of any plans, designs, drawings, specifications or any other items hereunder shall in no way relieve EPC Provider of its obligations under this Contract.
SECTION 11. CONSTRUCTION PHASE
     11.1 General Provisions. EPC Provider has secured all necessary permits. By executing this Contract, Customer has approved and accepted the final Construction Documents, EPC Provider shall continue the construction of the Generating Facility in accordance with the final Construction Documents.

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
The construction will be performed by EPC Provider and/or one or more licensed subcontractors qualified to perform the Work. The construction will be performed in accordance with all Applicable Laws and Applicable Permits, and all manufacturer requirements for the maintenance of all applicable warranties. EPC Provider shall provide Customer with a copy of EPC Provider’s safety plan, as well as an evaluation and appropriate documentation of the safety record of any licensed subcontractor that will be performing work on the Generating Facility.
     11.2 EPC Provider’s Responsibilities During Construction Phase.
          (a) As an independent contractor to Customer, EPC Provider will be responsible for providing, or causing to be provided by EPC Provider’s subcontractor(s), all labor, materials, equipment, tools, transportation, and other facilities and services necessary for the proper execution, construction, and completion of the Work as defined in the Scope of Work and any Change Orders. EPC Provider is hereby required to purchase in advance all necessary materials and supplies necessary for the performance of the Work in order to assure EPC Provider’s ability to deliver the completed Generating Facility on time. EPC Provider will also be responsible for all means, methods, techniques, sequences, and procedures employed for the construction required by the final Construction Documents.
          (b) EPC Provider will use its best efforts to coordinate construction activities and perform the Work to minimize disruption to Site Host’s operations at the Site. EPC Provider will provide at least thirty (30) calendar days written notice to Site Host of any planned power outages that will be necessary for the construction. EPC Provider will cooperate with Site Host in scheduling such outages, and Customer agrees to cause Site Host to provide its reasonable approval of any scheduled outage.
          (c) EPC Provider will be responsible for initiating and maintaining safety precautions and programs in connection with its construction of the Generating Facility. EPC Provider will take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury, or loss to: (1) employees of EPC Provider and subcontractors performing Work under this Contract; (2) EPC Provider’s property and other materials to be incorporated for the Generating Facility, under the care, custody, and control of EPC Provider or its subcontractors; and (3) other property at or adjacent to the Site not designated for removal, relocation, or replacement during the course of construction.
          (d) EPC Provider will maintain in good order at the Site copies of the Scope of Work, all Change Orders, this Contract, one record copy of all drawings, specifications, product data, samples, manufacturer’s operation & maintenance manuals, and other pertinent construction-related documents.
          (e) EPC Provider shall provide weekly pictures.
          (f) If the Generating Facility is in whole or in part ground mounted, then prior to the arrival of equipment and materials at the Site, the EPC Provider shall install a 6’0” fenced secured area and provide 24-hour security for the storage of such equipment and materials. The size and location of the secured area shall be subject to the approval of Customer, which approval shall not be unreasonably withheld, conditioned or delayed.
          (g) During the construction phase of the Work, EPC Provider shall conduct all Commissioning tests that are scheduled to occur prior to Substantial Completion in accordance with the terms of the Commissioning Schedule attached hereto as Attachment F. EPC Provider shall provide notice to Customer of any scheduled test(s) of installed equipment, and Customer and/or its designees shall have the right to be present at any or all such tests conducted by EPC Provider, any subcontractor, and/or manufacturers of the equipment. EPC Provider shall be responsible for correcting and/or adjusting all deficiencies in the Generating Facility and equipment operations that EPC Provider provided and installed that may be observed during equipment commissioning procedures.
          (h) EPC Provider will bear the risk of loss or damage to the materials and equipment used in the Work while in transit to the Site, and after it arrives at the Site for the duration of the construction period until Final Completion and acceptance of the Generating Facility by Customer.

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          (i) EPC Provider shall organize and conduct regularly scheduled progress meetings throughout the installation period during which EPC Provider shall update Customer as to the status of the Generating Facility, including cost and scheduling matters. Such meetings shall occur as frequently as may be reasonably requested by Customer and may occur telephonically if requested by Customer.
     11.3 Independent Review by Customer. Any independent review of the construction shall be undertaken at Customer’s sole expense, and it shall be performed in a timely manner so as to not unreasonably delay the orderly progress of EPC Provider’s Work. Neither any independent review of the construction by Customer nor any approval provided by Customer under this Contract shall relieve EPC Provider of any of its obligations or responsibilities hereunder.
     11.4 Changes.
          (a) Customer may request by Change Order any Change in the Work, whether such Changes are modifications, accelerations, alterations, additions or deletions. All such Changes shall be made in accordance with this Section 11.4 and shall be considered, for all purposes of this Agreement, as part of the Work. EPC Provider shall perform all Changes to the Work included in Change Orders issued by Customer in accordance with this Section 11.4.
          (b) It is the desire of the Parties to keep changes to the work and to the construction of the support structure at a minimum; but the Parties recognize that such changes may become necessary and agree that they shall be handled pursuant to this Section. Changes and/or modifications to the Scope of work shall be authorized by a written Change Order signed by both Customer and EPC Provider. To clarify, work pursuant to such a Change Order shall begin only upon EPC Provider’s receipt of Customer’s signed Change Order. The Change Order shall state the change and/or modification to the Scope of Work, any additional compensation to be paid, or extension of time, if needed, to EPC Provider to perform such changes and/or modifications. EPC Provider will use its reasonable efforts to continue other portions of the work not affected or impacted by such proposed Change Order until such time as the Change Order is executed by the Parties, or otherwise resolved.
     11.5 Minor Changes to Scope of Work. EPC Provider shall have authority to make minor changes to the Work without obtaining Customer’s prior approval, so long as any such minor changes (i) do not change the total Contract Amount, (ii) do not materially impact the Project Schedule (including EPC Provider’s ability to achieve Substantial Completion on or before the Scheduled Substantial Completion Date), and (iii) are consistent with the intent of the final Construction Documents; provided, that, EPC Provider shall promptly inform Customer, in writing, of any such minor changes made during the course of the Work and shall make available to Customer at the Site a set of as-built drawings that will be kept current to show those minor changes. For clarification purposes, minor changes do not include any changes to agreed-upon manufacturer or type of modules, inverters, tracker, balance of system components, or DAS system.
     11.6 Hazardous Substances. EPC Provider will promptly provide written notice to Customer if EPC Provider observes any Hazardous Substance, as defined herein, at or around the Facilities during the course of construction or installation of any equipment which have not been addressed as part of the Scope of Work. EPC Provider shall comply with all Applicable Laws in connection with the use, handling, and disposal of any Hazardous Substances in the performance if its Work. EPC Provider shall indemnify, defend, and hold Customer harmless from and against any and all claims and costs of whatever nature, including but not limited to, consultants’ and attorneys’ fees, damages for bodily injury and property damage, fines, penalties, cleanup costs, costs associated with delay or work stoppage, and third party claims that in any way result from or arise from such EPC Provider owned or generated hazardous materials and substances, except for liabilities due to Customer’s, or its agents representatives, and employees’, negligence or willful misconduct in handling, disturbance, or release of Hazardous Substances. This indemnification shall survive any termination of this Contract.

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SECTION 12. PROJECT COMPLETION
     12.1 Application for Substantial Completion. When EPC Provider considers the Work to be Substantially Complete in accordance with the Contract Documents, EPC Provider shall issue to Customer an Application for Substantial Completion, together with a Punchlist prepared by EPC Provider for Customer’s approval, which Punchlist shall identify the items of remaining Work to be completed prior to Final Completion. Customer shall, within fifteen (15) business days of receipt of the Application for Substantial Completion and Punchlist, review the Work for the sole purpose of determining that it is Substantially Complete and in conformance with the Scope of Work, final Construction Documents and any Change Orders and review the Punchlist to confirm its accuracy. In connection with such review, Customer may (a) engage Customer’s Commissioning Engineer to evaluate the Generating Facility to see if it meets requirements for Commissioning and to review and evaluate the proposed Punchlist, and/or (b) give written notice to EPC Provider of additional actions necessary before the Work is Substantially Complete and/or any necessary modifications to the Punchlist. Upon receipt of notice from the Customer that the Work is not Substantially Complete or that the Punchlist needs modifications, EPC Provider will promptly complete any incomplete items, remedy defective items and/or make such modifications to the Punchlist (as applicable), after which EPC Provider shall submit a revised Application for Substantial Completion, together with the Punchlist (revised as necessary). Customer shall re-inspect all Work completed or remedied by EPC Provider, and cause Customer’s Commissioning Engineer to perform its Commissioning evaluation and review of the Punchlist within five (5) business days of Customer’s receipt of such revised Application for Substantial Completion and Punchlist. Once Customer determines that the Work is Substantially Complete and the Punchlist is in final form, it shall deliver a Certificate of Substantial Completion to EPC Provider.
     12.2 Utility Interconnection Approval. Upon receipt of the Certificate of Substantial Completion executed by Customer, EPC Provider shall proceed with all actions necessary to achieve: (a) all local regulatory agency sign-off of the Generating Facility and Support Structure; (b) completion of the applicable Commissioning tests to the reasonable satisfaction of the Customer or the Customer’s agent or Commissioning Engineer; (c) written approval for interconnection by the Utility; and (d) written approval for interconnection by the Customer (collectively, “Utility Interconnection Approval”). EPC Provider shall provide such other services related to Utility Interconnection Approval (if any) as provided for in the Scope of Work.
     12.3 Certificate of Interconnection/Reduction of Retention. After obtaining Utility Interconnection Approval, EPC Provider shall commence the operation of the Generating Facility in parallel with the Utility’s grid, and upon the commencement of such operation, the Parties shall execute a certificate acknowledging receipt of Utility Interconnection Approval and the successful interconnection of the Generating Facility (the “Certificate of Interconnection”). Risk of loss for any and all of the materials and equipment installed shall pass from EPC Provider to Customer upon the date the Certificate of Interconnection is executed by both parties. At such time, fifty percent (50%) of the total Retainage withheld by Customer, shall be released and paid over to EPC Provider in accordance with the progress payment schedule attached as Attachment D.
     12.4 Final Completion. When EPC Provider considers the Work, including the Punchlist, to be fully complete in accordance with the Scope of Work, EPC Provider will notify the Customer that EPC Provider has achieved Final Completion of the Work and that the Work is ready for final inspection. The Customer shall inspect the Work to verify the status of Final Completion within five (5) business days after its receipt of EPC Provider’s certification that the Work is ready for inspection. If Customer determines that any Work is incomplete and/or defective, the Customer shall promptly notify EPC Provider in writing of such incomplete and/or defective work, itemizing and describing such remaining items with reasonable particularity. EPC Provider will, promptly, complete any incomplete items or remedy defective items after which EPC Provider shall provide written notice to the Customer that the Work is fully complete. Customer shall re-inspect all work completed or remedied by EPC Provider within five (5) business days of EPC Provider’s notice that the Work is fully complete. When the Customer agrees that EPC Provider has achieved Final Completion of the Work in accordance with the Scope of Work and Contract Documents, which shall not occur prior to Customer’s receipt of a completed Operations and Maintenance manual from the EPC Provider (which includes module and inverter warranty cards signed by Customer), Customer shall issue to EPC a Certificate of Final Completion certifying acceptance of the Work and of satisfaction of the requirements for Final Completion (“Certificate of Final Completion”). At such time, Customer shall pay EPC

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Provider any remaining Contract Amount due and the remaining fifty percent (50%) of the outstanding Retainage withheld by Customer.
SECTION 13. INDEMNIFICATION/INSURANCE/BONDS
     13.1 Indemnification.
          (a) EPC Provider shall fully indemnify, hold harmless, release and defend Customer, its officers, employees, and agents from and against any and all actions, claims, demands, damages, disability, losses, expenses (including, but not limited to, reasonable attorneys’ fees and other defense costs) and liabilities of any nature (including, but not limited to property damage and personal and bodily injury, sickness and disease) to the extent caused by EPC Provider’s (i) breach of any obligation, representation or warranty contained herein, and/or (ii) negligence or willful misconduct (including any such breach, negligence or willful misconduct by EPC Provider’s officers, employees, subcontractors and agents). The indemnification obligations in this Section 13.1 shall survive the termination of this Contract and/or Final Completion.
          (b) Customer shall fully indemnify, hold harmless, release and defend EPC Provider, its officers, employees, and agents from and against any and all actions, claims, demands, damages, disability, losses, expenses (including, but not limited to, reasonable attorneys’ fees and other defense costs) and liabilities of any nature (including, but not limited to property damage and personal and bodily injury, sickness and disease) to the extent caused by Customer’s (i) breach of any obligation, representation or warranty contained herein, and/or (ii) negligence or willful misconduct (including any such breach, negligence or willful misconduct by Customer’s officers, employees, subcontractors and agents). The indemnification obligations in this Section 13.1 shall survive the termination of this Contract and/or Final Completion.
     13.2 Indemnity Against Intellectual Property Infringement. EPC Provider shall defend, indemnify and hold harmless Customer and affiliates against all liabilities, claims, losses, damages and expenses (including attorneys’ fees and court costs) arising from any claim or legal action for unauthorized disclosure or use of any trade secrets, or of patent, copyright or trademark infringement arising from EPC Provider’s performance that either (a) concerns any equipment, materials, supplies, or other items provided by EPC Provider under this Contract, (b) is based upon or arises out of the performance of the Work by EPC Provider or any subcontractor or (c) is based upon or arises out of the design or construction and use of any item or unit specified by EPC Provider under this Contract. Customer shall provide EPC Provider with reasonably prompt notice of any claim or legal action relating to the foregoing. The indemnification obligations in this Section 13.2 shall survive the termination of this Contract and/or Final Completion.
     13.3 EPC Provider Insurance. EPC Provider shall maintain until Final Completion, the insurance coverage outlined in Attachment M, and all such other insurance as required by applicable law. Evidence of coverage will be provided to Customer on an annual basis, prior to policy expiration, via a certificate of insurance.
SECTION 14. FORCE MAJEURE
     Neither Party shall be considered to be in default and shall be excused in the performance of any material obligation under this Contract (other than the obligation to make payments) when a failure of performance shall be due to an event of Force Majeure. Such excuse from failure of performance shall be solely for the duration and to the extent of such event of Force Majeure. Neither Party shall be relieved of its obligation to perform if such failure is due to causes arising out of its own negligence or due to removable or remediable causes which it fails to remove or remedy within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Contract by reason of an event of Force Majeure shall give notice of such fact to the other Party within ten (10) days after it becomes aware that such Force Majeure event will (or may) have an impact on such Party’s performance under this Contract.
SECTION 15. EVENTS OF DEFAULT
     15.1 Events of Default by Customer. Each of the following events or conditions shall constitute an “Event of Default” by Customer:

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          (a) Any failure by Customer to perform or comply with the terms and conditions of this Contract (other than a payment default), including breach of any covenant contained herein, if such failure continues for fifteen (15) calendar days after notice to Customer demanding that such failure to perform be cured; provided that if such cure cannot be effected in fifteen (15) calendar days, then such fifteen (15) calendar day period shall be extended for a reasonable period of time (not to exceed 30 days), so long as (i) any such failure or breach is reasonably susceptible to being cured within 60 days and (ii) Customer has commenced to cure such failure within the initial 15-day period and diligently and continuously prosecutes such cure to completion; or
          (b) Any representation or warranty made by Customer in this Contract was false or misleading in any material respect when made; or
          (c) Any failure by Customer to pay any undisputed amount to EPC Provider which is not paid within ten (10) business days of written notice from EPC Provider that the undisputed amount is past due.
     15.2 Events of Default by EPC Provider. Each of the following events or conditions shall constitute an “Event of Default” by EPC Provider:
          (a) Any failure by EPC Provider to perform or comply with the terms and conditions of this Contract (other than a payment default), including breach of any covenant contained herein, if such failure continues for thirty (30) calendar days after notice to EPC Provider demanding that such failure to perform be cured; provided, that if such cure cannot be effected in thirty (30) calendar days, then such thirty (30) calendar day period shall be extended for a reasonable period of time (not to exceed 60 days), so long as (i) any such failure or breach is reasonably susceptible to being cured within 60 days and (ii) EPC Provider has commenced to cure such failure within the initial 30-day period and diligently and continuously prosecutes such cure to completion; or
          (b) Any representation or warranty made by EPC Provider in this Contract was false or misleading in any material respect when made; or
          (c) Any lien is placed upon the Generating Facility, the Site, the Work or any equipment by EPC Provider or any subcontractor, laborer, or supplier of EPC Provider, which is not removed by EPC Provider within twenty (20) business days of EPC Provider’s receipt of notice from Customer of the existence of such lien; provided that EPC Provider shall not be required to remove such lien unless EPC Provider has been duly paid for undisputed Work in accordance with this Contract (including Attachment E).
SECTION 16. REMEDIES UPON DEFAULT
     16.1 Remedies upon Default by Customer. If an Event of Default by Customer occurs, EPC Provider will be entitled to obtain any available legal or equitable remedies including, without limitation, recovering amounts due and unpaid by Customer and/or damages, which shall include EPC Provider’s reasonable, actual, direct out-of-pocket costs, and reasonable overhead and profit losses incurred by reason of such Event of Default.
     16.2 Remedies Upon Default by EPC Provider. If an Event of Default by EPC Provider occurs, Customer shall be entitled to obtain any available legal or equitable remedies including, without limitation, recovering amounts due and unpaid by EPC Provider and/or damages, which shall include Customer’s reasonable, actual, direct out-of-pocket losses incurred by reason of such Event of Default.
SECTION 17. ASSIGNMENT
     17.1 Consent Requirements. Neither Party shall assign this Contract or any of its rights hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Customer may, without the need for consent from EPC Provider (and without relieving itself from liability hereunder), (i) transfer, pledge or assign this Contract as security for any financing and/or to an affiliated special purpose entity created for financing or tax credit

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purposes related to the Generating Facility and the Support Structure; (ii) transfer or assign this Contract to any person or entity succeeding to all or substantially all of the assets of Customer, provided, however, that any such assignee shall agree in writing to be bound by the terms and conditions hereof; or (iii) assign its rights under this Contract to a successor entity in a merger or acquisition transaction, provided, however, that any such assignee shall agree to be bound by the terms and conditions hereof. Customer shall provide EPC Provider with advanced written notice of any assignment that does not require the consent of EPC Provider not later than five (5) business days prior to any such assignment, and shall promptly provide EPC Provider with a copy of the executed assignment and assumption agreement upon the effectiveness of such assignment. Any assignment made in contravention of this clause shall be void and unenforceable.
     17.2 Lender Assignments. With respect to an assignment pursuant to clause (i) in the second sentence of Section 17.1 above, EPC Provider acknowledges and agrees that, upon receipt of written direction by a financing-transaction assignee or secured party of Customer (“Lender”), and notwithstanding any instructions to the contrary from Customer, EPC Provider will recognize Lender, or any third party to whom Lender has assigned the rights of Customer under this Contract, as the proper and lawful customer under this Contract and such Lender (or assignee of Lender) shall be fully entitled to receive the rights and benefits of Customer hereunder so long as Lender (or its assignee) performs the obligations of Customer hereunder and EPC Provider shall tender performance of any and all other covenants to be performed by EPC Provider under this Contract to and for the benefit of Lender (or Lender’s assignee) and as the Lender (or Lender’s assignee) may direct in the future. EPC Provider shall be protected and shall incur no liability in acting or proceeding in good faith upon any written notice and direction from Lender or which EPC Provider shall in good faith believe to be from Lender. EPC Provider shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such notice and direction. EPC further agrees that it shall provide such additional cooperation as Customer may reasonably request in connection with Customer’s efforts to obtain financing for the Generating Facility, including execution of such written consents and acknowledgements as may be reasonably requested by Customer or its financing parties for purposes of giving effect to the provisions of this Section 17.2 and Section 17.3.
SECTION 18. SUBCONTRACTORS
     18.1 Authority to Subcontract. EPC Provider may delegate its duties and performance under this Contract, and shall have the right to enter into agreements with any subcontractors and other service or material providers as EPC Provider shall select in its discretion to perform the Work hereunder; provided, however that such delegations do not relieve EPC Provider from liability or its obligations to Customer under this Contract. EPC Provider shall not be required to enter into any subcontracts with parties whom EPC Provider has not selected or subcontractors whom EPC Provider has objection to using.
     18.2 Prompt Payment of Subcontractors. EPC Provider shall promptly pay when due all amounts payable to its subcontractors for labor and materials furnished in the performance of this Contract and shall ensure that the Generating Facility and the Site remain free of any liens arising through EPC Provider and/or any of its subcontractors.
     18.3 Responsibility. EPC Provider shall, at all times, be responsible for the negligent acts, errors and/or omissions of its subcontractors and agents. Nothing in this Contract shall constitute any contractual relationship between the Customer and any subcontractor or in any way obligation the Customer to pay, or to be responsible for the payment of, any sums to any subcontractors.
SECTION 19. DISPUTE RESOLUTION
     19.1 Good Faith Negotiations. If any question, dispute, difference or claim arises out of or in connection with this Contract, including any question regarding its existence, validity, performance or termination (a “Dispute”), which either Party has notified to the other, senior management personnel from both Customer and EPC Provider shall meet and diligently attempt in good faith to resolve the Dispute for a period of thirty (30) days following one Party’s written request to the other Party for such a meeting. If, however, either Party refuses or fails to so meet, or the Dispute is not resolved by negotiation during such 30-day period, the provisions of Section 19.2 shall apply. EPC Provider shall continue to perform the Work during the period of any dispute resolution.

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     19.2 Dispute Resolution. Any Dispute that is not settled to the mutual satisfaction of the Parties within the applicable notice or cure periods provided in this Contract or settled pursuant to Section 19.1 shall be settled by arbitration between the Parties conducted in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that a Party gives notice of its demand for arbitration under this Section. The submitting Party shall submit such Dispute to arbitration by providing a written demand for arbitration to the other Party, and the Parties shall select a single neutral arbitrator with significant contract resolution experience and an understanding of the contemporary solar photovoltaic power industry and photovoltaic systems. If the Parties cannot agree on a single neutral arbitrator within fifteen (15) business days after the written demands for arbitration is provided, then the arbitrator shall be selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association in effect on the date such selection is to be made. Once an arbitrator has been selected, the parties may then commence with and engage in discovery in connection with the arbitration as provided by California statutes and shall be entitled to submit expert testimony or written documentation in such arbitration proceeding. The decision of the arbitrator shall be final and binding upon the Parties and shall be set forth in a reasoned opinion, and any award may be enforced by either Party in a court of competent jurisdiction. Any award of the arbitrator shall include interest from the date of any damages incurred for breach or other violation of this Contract, and from the date of the award until paid in full, at the rate of the lesser of one percent (1%) per month and the maximum rate allowed by Applicable Laws. Each Party shall bear its own cost of preparing and presenting its case; provided, that the Parties agree that the prevailing Party in such arbitration shall be awarded its reasonable attorney’s fees, expert fees, expenses and costs incurred in connection with the Dispute. The cost of the arbitration, however, including the fees and expenses of the arbitrator, shall initially be shared equally by the Parties, subject to reimbursement of such arbitration costs and attorney’s fees and costs to the prevailing Party. The arbitrator shall be instructed to establish procedures such that a decision can be rendered within sixty (60) calendar days of the appointment of the arbitrator.
     19.3 Arbitrator Confidentiality Obligation. The Parties shall ensure that any arbitrator appointed to act under this Section will agree to be bound to the confidentiality provisions of Section 30 hereof with respect to the terms of this Contract and any information obtained during the course of the arbitration proceedings.
SECTION 20. REPRESENTATIONS AND WARRANTIES
     20.1 Each Party warrants and represents to the other that:
          (a) It has all requisite power, authority, licenses, permits, and approvals, to legally and validly execute and deliver this Contract and perform its obligations hereunder;
          (b) The execution, delivery, and performance of this Contract have been duly authorized by, or are in accordance with, each Party’s respective governing entity, and this Contract has been duly executed and delivered for it by the signatories so authorized, and it constitutes its legal, valid, and binding obligation;
          (c) Its execution, delivery, and performance of this Contract will not breach or violate, or constitute a default under any contract, lease or instrument to which it is a Party or by which it or its properties may be bound or affected; and
          (d) It has not received any notice, nor to the best of its knowledge is there pending or threatened any notice, of any violation of any applicable laws, ordinances, regulations, rules, decrees, awards, permits or orders which would materially and adversely affect either Party’s ability to perform hereunder.
     20.2 EPC Provider warrants and represents to Customer that:
          (a) EPC Provider has examined and carefully reviewed this Contract;

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          (b) EPC Provider has inspected the Site and become generally familiar with the general, local and site conditions that may affect the supply of the Generating Facility and the performance of the Work;
          (c) EPC Provider has performed, or has caused to be performed, all necessary due diligence to determine suitability of the Site for the Generating Facility including without limitation any structural, soils, or civil analyses or reports. If any of these reports are completed after execution of this Agreement, and the information gained in these reports necessitate a change order or the cancellation of this Agreement, EPC Provider will be responsible for incurring the costs of any such change order and/or shall refund to Customer payments already made under this Agreement;
               (i) Verification of the adequacy of the Utility to provide net metering (with respect to both the transformer and the meter), and verification that the Generating Facility will comply with all applicable net-metering codes, standards, regulations or Utility policies;
          (d) EPC Provider has all the required skills and capacity necessary to perform or cause to be performed the Work in a timely and professional manner, utilizing sound engineering principles, project management procedures and supervisory procedures, all in accordance with prudent industry practices;
          (e) EPC Provider is familiar with applicable law, regulations, and interconnection standards relevant to the performance of its obligations under this Contract; and
          (f) EPC Provider has notified Customer in writing of all conflicts, errors, ambiguities or discrepancies that EPC Provider has discovered in the Contract Documents.
SECTION 21. TITLE; WAIVER AND RELEASE OF LIENS
     EPC Provider warrants good title, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, to all Equipment and other items furnished by it or any of its subcontractors that become part of the Generating Facility to the extent payment therefore has been received by EPC Provider. Title to Equipment shall pass to Customer, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, upon delivery to the Site and Customer’s payment to the EPC Provider for such Equipment, including all retention payments for said equipment.
SECTION 22. TERMINATION AND SUSPENSION
     22.1 Termination. Subject to Sections 17.2 and 17.3 hereof, if there is an Event of Default by either Party under this Contract, pursuant to the provisions of Section 15, then in addition to the remedies provided for in Section 16, the non-defaulting Party may terminate this Contract by providing written notice to the defaulting Party. Upon termination of this Contract, each Party shall promptly return to the other all papers, materials, and property of the other held by such Party in connection herewith. Each Party shall also assist the other in the orderly termination of this Contract and the transfer of all aspects hereof, tangible and intangible, as may be necessary for the orderly, non-disrupted business continuation of each Party.
     22.2 Suspension of Work. Customer shall have the right to suspend the Work for any period of time (not to exceed 120 days); provided in all events, EPC Provider shall be entitled to an extension of Time (day for day) as a result of such suspension, and if such suspension exceeds fifteen (15) days, then EPC Provider shall be entitled to an equitable increase in the Contract Amount.
SECTION 23. CONSTRUCTION OF CONTRACT
     This Contract is the result of arms-length negotiations between two sophisticated parties and ambiguities or uncertainties in it shall not be construed for or against either Party, but shall be construed in a manner that most accurately reflects the intent of the Parties when such Contract was executed.

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SECTION 24. BINDING EFFECT
     Except as otherwise provided herein, the terms and provisions of this Contract shall apply to, be binding upon, and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.
SECTION 25. INDEPENDENT CONTRACTOR
     Parties hereto agree that EPC Provider, and any agents and employees of EPC Provider, its subcontractors and/or consultants, in the performance of this Contract, shall act in an independent capacity and not as officers, employees, or agents of the Customer.
SECTION 26. NO WAIVER
     The failure of EPC Provider or Customer to insist upon the strict performance of the terms and conditions of this Contract shall not constitute or be construed as a waiver or relinquishment of either Party’s right to thereafter enforce the same in accordance with this Contract.
SECTION 27. SEVERABILITY
     In the event that any clause or provision of this Contract or any part thereof becomes or shall be declared by a court of competent jurisdiction invalid, illegal, void, or unenforceable, this Contract shall continue in full force and effect without said provisions, provided that no such severability shall be effective if it materially changes the benefits or obligations of either Party hereunder.
SECTION 28. ENTIRE AGREEMENT; AMENDMENT
     This Contract, when executed, together with all Attachments, shall constitute the entire agreement between the Parties; and this Contract cannot be amended, modified, or terminated except by a written instrument, executed by both Parties hereto; provided, however, if EPC Provider has been notified that Customer has assigned any of its rights, duties or obligations under this Contract to a Lender, then the prior written consent of Lender shall be required as well.
SECTION 29. APPLICABLE LAW
     This Contract and the construction and enforceability thereof shall be governed and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles. The Parties consent to personal jurisdiction and venue of the State and Federal Courts within the City and County of Sacramento, California.
SECTION 30. NOTICE
     Any notice required or permitted hereunder shall be deemed received (i) on the day on which such notice is delivered personally, (ii) on the third business day after deposit in the U.S. Mail; provided such notice is sent by certified mail with a return receipt request and postage prepaid or (iii) the following business day if deposited with a recognized overnight carrier, to the address shown below or to such other persons or addresses as are specified by similar notice.

TO EPC PROVIDER:	Solar Power, Inc. 1115 Orlando Avenue Roseville, CA 95661

TO CUSTOMER:	Solar Tax Partners I, LLC

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SECTION 31. HEADINGS
     Headings and subtitles used throughout this Contract are for the purpose of convenience only, and no heading or subtitle shall modify or be used to interpret the text of any section.
SECTION 32. CONFLICTS OF INTEREST
     Except as otherwise expressly provided herein, no Party nor any director, employee or agent of any Party shall give to or receive from any director, employee or agent of any other Party any gift, entertainment or other favor of significant value, or any commission, fee or rebate in connection with this Contract. Likewise, no Party nor any director, employee or agent of any Party, shall without prior notification thereof to all Parties enter into any business relationship with any director, employee or agent of another Party or of any Affiliate of another Party, unless such person is acting for and on behalf of the other Party or any such Affiliate. A Party shall promptly notify the other Parties of any violation of this Section and any consideration received as a result of such violation shall be paid over or credited to the Party against whom it was charged. Any representative of any Party, authorized by that Party, may audit the records of the other Parties related to this Contract, including the expense records of the Party’s employees involved in this Contract, upon reasonable notice and during regular business hours, for the sole purpose of determining whether there has been compliance with this Section.
SECTION 33. CONFIDENTIALITY; PUBLICITY
     All non-public information (including the terms of this Contract) provided by either Party to the other or which is identified by the disclosing Party in writing as confidential or proprietary information shall be treated in a confidential manner and shall not be disclosed to any third party without the prior written consent of the non-disclosing Party, which consent shall not be unreasonably withheld. All EPC Provider publicity activities regarding this Contract or the Generating Facility shall require the prior written consent of Customer, which consent shall not be unreasonably withheld. Notwithstanding the preceding, this Section and the restrictions herein contained shall not apply to any data or documentation which is:
          (a) Disclosed or required to be disclosed pursuant to state or federal law, an order or requirements of a regulatory body or a court, after five business days notice of such intended disclosure is given by the disclosing Party to the non-disclosing Party or if five business days notice is not practical, then such shorter notice as is practical;
          (b) Disclosed by a Party to an affiliate of such Party or in connection with an assignment permitted by Section 17; or
          (c) Is, as of the time of disclosure, public knowledge without the fault of the disclosing Party.
SECTION 34. NON-DISCRIMINATION
     34.1 EPC Provider’s Obligations. EPC Provider shall not unlawfully discriminate, harass, or allow harassment against any employee or applicant for employment because of sex, race, color, ancestry, religious creed, national origin, physical disability (including HIV and AIDS), mental disability, medical condition (cancer), age (over 40), marital status, and denial of family care leave. EPC Provider shall ensure that the evaluation and treatment of its employees and applicants for employment are free from such discrimination and harassment[, and shall comply with the provisions of the Fair Employment and Housing Act (Government Code Section 12990 (a-f) et seq.) and the applicable regulations promulgated thereunder (California Code of Regulations, Title 2, Section 7285 et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990 (a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations, are incorporated into this Contract by reference and made a part hereof as if set forth in full].

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
SECTION 35. SURVIVAL
     Section 1, 2, 4, 5, 7, 11.6, 13, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30,31, 32, 33, 34, 35, 36 an 37 and the attachments hereto that are referenced in such Sections shall survive termination of this Agreement and shall survive final payment to EPC Provider following Final Completion.
SECTION 36. COOPERATION
     Upon the receipt of a request from the other Party, each Party shall execute such reasonable additional documents, instruments, estoppels, and assurances and take such additional actions as are reasonably necessary and desirable to carry out the terms and intent hereof. Neither Party shall unreasonably withhold, condition or delay its compliance with any reasonable request made pursuant to this Section. Without limiting the foregoing, the Parties acknowledge that they are entering into a long-term arrangement in which the cooperation of all of them will be required.
SECTION 37. COUNTERPART
     This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all of which, when taken together, shall constitute one agreement. Signatures transmitted by facsimile or by .pdf file delivered via electronic mail shall be binding; provided, however, that any Party transmitting its signature by facsimile or such electronic mail shall promptly send an original signature to the other Party.

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT A
SITE, FACILITIES & EXISTING EQUIPMENT
     The Customer will provide EPC Provider access to the Site to the extent permitted to Customer by Site Host under the Easement and in accordance with the terms of the Easement and this Contract.
Other than as indicated in the Solar Power Purchase Agreement dated May 8, 2009, and on the project plans, no additional restrictions on the EPC Provider exist.
ATTACHMENT A, PAGE 1 OF 1

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT B
SCOPE OF WORK
[To be completed]
EPC Provider will design and install a 3,614.563614.56.6 kWdc Photovoltaic Panel System at the SOLAR TAX PARTNERS, 1 LLC Aerojet-General Corp’s site. The Generating Facility will be composed approximately of the following: 3,614.563609.6 kWdc of crystalline silicon (c-Si) modules; a single axis tracker to support the PV arrays, a complete power center, and a fully installed monitoring system.
1. Turnkey Services
EPC Provider will provide stamped electrical and structural engineered drawings, materials and installation of photovoltaic modules, installation of electrical systems including inverters, electrical connection to the existing site host electrical infrastructure, and construction of mounting structures on which the photovoltaic modules are installed. EPC Provider shall commission the Generating Facility and develop the interconnection agreement with SMUD. EPC Provider shall provide comprehensive on site construction management for the Generating Facility.
     Feasibility Inspection and Assessment
EPC Provider to conduct feasibility and configuration assessments, environmental assessments, and other inspections of the Site to determine that the Site can support the installation of the Generating Facility, without further modification to the Site itself. All applicable reports shall be addressed to both the EPC Provider and the Customer and copies of all reports shall be provided to Customer 5 business days after they are obtained or completed. Required reports include without limitation:
          (a) Third party Structural, Geotechnical, and Electrical Engineering reports
          (b) Design, Engineering and Permitting
EPC Provider shall prepare all engineering and installation drawings consistent with prevailing construction standards, codes, and compliance. The EPC Provider will review the Site and infrastructure and design a Generating Facility that will produce the required energy and meet the California PUC Requirements. The system design will comply with all applicable laws and regulations.
The Engineering Design Package shall include drawings consistent with Attachment O, including without limitation:
(a)	Schematic and Preliminary Designs

(b)	Design Calculations

(c)	Mechanical, Electrical, Structural, and Construction Drawings (Site Plans, Schematic Single Lines and Detail Drawings)

(d)	Project Schedule

(e)	Product description information

(f)	Bill of Materials

(g)	Equipment details and description, specifications

(h)	Layout of equipment

(i)	All documents necessary for Customer to complete an application in order for the Facility to successfully be considered a Qualified Facility by the Federal Energy Regulatory Commission.
Customer and Site Host (if applicable) will review and approve the documents prior to commencement of construction.
EPC provider will apply for all permits necessary for development, construction, ownership and operation of the Generating Facility. Copies of all applicable permits shall be provided to Customer five (5) business days after they are obtained or completed.
Material Purchase
ATTACHMENT B, PAGE 1 OF 4

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
     EPC Provider will purchase and furnish to the Site the following material without limitation:
          a) Miscellaneous Steel
          b) Components (Nuts, Bolts, Clamps, etc.)
          c) Photovoltaic Modules
          d) DC Cabling
          e) DC Junction Boxes
          f) AC Cabling
          g) Inverters
          h) Peaq™ Solar Canopy structures
          i) Transformers
          j) Meteorological Station
          k) Remotely accessible Data Acquisition Systems including Revenue Grade Metering
          l) All materials related to drainage required by the civil engineering plan
The material will arrive on to the Site as to not delay the completion of the project. EPC Provider will provide flash test data for all modules to Customer upon procurement of modules.
If the Generating Facility is in whole or in part ground mounted, prior to the arrival of equipment and materials at the Site, the EPC Provider shall install a fenced secured area and provide 24-hour security for the storage of such equipment and materials, such secured area to be approved by Customer, such approval not to be unreasonably withheld or delayed.
EPC Provider will be responsible for all storage and receiving of all freight at the Site in a secure manner to be approved by Customer, such approval not to be unreasonably withheld or delayed.
     Construction and Installation
Prior to beginning construction, EPC Provider shall also provide Customer with a copy of EPC Provider’s safety plan, as well as an evaluation and appropriate documentation of the of the safety record any licensed subcontractor that will be performing work on the Generating Facility.
EPC Provider will assemble, construct, and install with its own forces and/or with subcontractors the following Work:
a)	Prepare the site, including but not limited to drainage required by the civil engineering plan, and remove excess debris.

b)	EPC provider will coordinate with Customer and Site Host when trenching is performed.

c)	DC Cabling and Junction Boxes

d)	AC Trenching and cabling

e)	Inverters, switchgear and transformers and accompanying supports and/or concrete pads

f)	Security fence for power center (inverters and switches)

g)	Install the balance of the remotely accessible Data Acquisition System including Revenue Grade Metering
EPC Provider shall provide comprehensive on site construction management services for the construction of the Generating Facility in accordance with policies and health and safety plans of the Customer and the Site Host.
Customer, at its sole discretion, may randomly select up to fifty (50) modules of each type of photovoltaic modules used in the System for delivery to a third-party for quality verification testing. The costs of such verification testing shall be the responsibility of Customer.
Substantial Completion
Prior to Substantial Completion, EPC Provider will perform the following tasks without limitation:
ATTACHMENT B, PAGE 2 OF 4

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
(a)	The portion of the Work sufficient to consider the Generating Facility to be mechanically and electrically complete, and to enable the Generating Facility to interconnect with the Utility.

(b)	Issuance of an Application for Substantial Completion to Customer.
Commissioning and Utility Interconnection Approval
(a)	Commission the completed system in accordance with the Commissioning Tests and Procedures in Attachment F to verify that the system is functioning as expected within acceptable parameters and as designed at a nameplate capacity that is expected to generate 1,216,880kWh in the first year of operation adjusted for actual weather conditions.

(b)	Facilitate completion or execution of any incentive- or rebate-related documents

(c)	Prior to receipt of an Application for Substantial Completion executed by Customer, EPC Provider shall not contact the Utility to facilitate interconnection. EPC Provider will actively coordinate with Utility in preparation for the facilities’ interconnection.

(d)	Upon receipt of an executed Application for Substantial Completion from Customer, EPC Provider shall facilitate the execution of an Interconnection Agreement between [Site Host/Customer] and SMUD.

(e)	Issuance of a Certificate of Substantial Completion by Customer to EPC Provider.
Final Completion
Prior to Final Completion, EPC Provider will perform the following tasks without limitation
(a)	Complete punch-list

(b)	Site final clean-up

(c)	Train Customer in the operation, and recommended O&M, of the Generating Facility

(d)	Provide Customer with copies of all O&M manuals and warranties for System. Any and all O&M manuals for the System shall include warranty cards for all System equipment signed by Customer.

(e)	Provide Final As-Built documents upon completion.
Use of Site
Contractor agrees not to do or permit to be done in or about the Site, nor to bring or keep or permit to be brought or kept in or about the Site, anything which is prohibited by or will in any way conflict with any legal requirements or which is prohibited by the standard form of fire insurance policy, or which will in any way increase the existing rate of (or otherwise affect) fire or any other insurance on the Site or any of its contents. Contractor agrees not to commit or suffer to be committed any waste in or upon the Site.
Access to Site
Customer will work with the Site Host to make available to EPC Contractor access to the Site for the purposes set forth herein; provided however, that EPC Provider acknowledges that the EPC Provider’s employees, agents, contractors and representatives shall abide by all requirements of Site Host for the access and security of the Site.
ATTACHMENT B, PAGE 3 OF 4

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT C
BILL OF MATERIALS
3,614.560kWp Generating Facility for SOLAR TAX PARTNERS, 1 LLC

ITEM	DESCRIPTION	EST QTY*
1.0 POWER GENERATION
1.1	SP205 Photovoltaic modules —	17,632
2.0 STRUCTURAL COMPONENTS
2.2	Single Axis Tracker Structures
3.0 DC ASSEMBLIES
3.1	Combiner boxes w/ fuses 36 string
3.2	#10 USE wire
3.3	Home run connectors
3.4	#4 Ground wire
3.5	Grounding straps
4.0 AC ASSEMBLIES
4.1	Inverter(s) — Advanced Energy, Solaran 500	6
4.2	DC disconnects
4.3	AC Disconnects
4.5	Equipment pads
5.0 DATA ACQUISITION
5.1	Data Acquisition System (monitors power and weather) Daily
monitoring/processing service provided by EPC Provider during EPC Provider
System Warranty period. Monitored data made available to Customer via
	Internet.	1ea

Note: Customer to provide internet service to each of two inverter locations.
6.0 ACCESSORIES
6.1	System Manual	1ea

*	Subject to change based on approved Change Order
ATTACHMENT C, PAGE 1 OF 1

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT D
PROJECT SCHEDULE
[To be completed]
Upon the Contract Effective Date, EPC Provider will develop, with input from Customer, a master Microsoft® Project schedule. The project team will establish a weekly construction meeting at which time the work of the previous week will be reviewed, and a three week look ahead will be coordinated. The Microsoft Project schedule will be updated every two weeks. At this time, EPC Provider estimates the permitting, issuing of subcontractor contracts, design/engineering, mobilization, construction, and commissioning/ turnover phases to be estimated as an [6]-month duration project.
A preliminary schedule is shown below.
Anticipated Milestone Dates

Mobilization	6/30/09

Engineering Design & Submittal	5/30/09

Engineering Design Approval	6/15/03

Building Permit	6/22/09

PV Modules Delivered	8/15/09

Balance of Materials Delivered	9/30/09

PV Modules Installed	11/15/09

Inverter Installation	9/30/09

Electrical Equipment Installation	11/25/09

Substantial Completion	11/20/09

Utility Interconnection Approval	12/20/09

Final Completion	12/24/2009

1.1	The Work and the Generating Facility will be completed in accordance with the Project Schedule. The preliminary schedule shown above shall be finalized during the completion of the Construction Documents. Such finalized Project Schedule shall then completely replace this current Attachment D in its entirety. Any and all subsequent changes to such finalized Project Schedule shall require the prior written approval of Customer, in its sole and absolute discretion.

1.2	EPC Provider will use best efforts to complete the Generating Facility and perform all Work by project completion date.

1.3	EPC Provider will make all reasonable, diligent efforts to obtain all permits, clearances, Interconnection Agreement, etc. necessary for performance and completion of the Work.
ATTACHMENT D, PAGE 1 OF 1

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT E
PROGRESS PAYMENT SCHEDULE
[To be completed]
A Schedule of Values (SOV) will be provided after the Contract Effective Date. This SOV will include a breakout of the total cost by billable details. All Requests for Payment will be submitted to Solar Tax Partners 1, LLC. Requests for Payment will utilize an agreed upon form unless Customer prefers something different. Upon Customer approval payments are to be made within ten (10) calendar days of approval of such invoice. Unless Customer has reason to reject all or part of the EPC Provider’s invoice, such invoice shall be approved within five (5) calendar days of receipt by Customer.
A Mobilization Fee as well as deposits for key components will be invoiced to the Customer upon both Parties signing this Contract and will be due and payable as detailed in Section 4 of this Contract.
Solar Generating Facility Installation
Payments shall be made as follows:

		% of Total Contract			Estimated Payment
Payment Milestone	Scheduled Value	Value	Retainage	Payment Due	Date

Final Completion	100%	100%	0%	$19,556,000	12/24/2009
Documentation requirements for each milestone payment:

Payment Milestone	Documentation Required for Payment
Final Completion	•	Stamped Issue For Construction Package
	•	Copy of executed permits
	•	Bill of Lading
	•	Attestation of installation
	•	Bill of lading
	•	Attestation of installation
	•	Attestation of installation
	•	Utility interconnection documents
	•	Owner’s Manual
	•	Product specifications
	•	Certificates, and patent information
	•	Warranty cards
	•	Completed punch list
	•	As-built drawings
ATTACHMENT E, PAGE 1 OF 2

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT F
COMMISSIONING SCHEDULE
Overview:
EPC Provider technical personnel, with the assistance of the equipment manufacturer(s) as needed, will perform a complete commissioning of the Generating Facility following the Commissioning procedures outlined in this Attachment as well as other standard tests, inspections, safety and quality checks. All testing and commissioning will be conducted in accordance with the manufacturer’s specifications. Customer reserves the right to have the testing and Commissioning results verified by the Commissioning Engineer.
These Commissioning testing procedures for photovoltaic systems and major components are intended to determine system performance to the specification. The tests are designed to verify that the system, as installed, is safe for personnel as well as equipment, and to establish or verify system operation. The tests shall be used to determine actual post-construction operational, performance, and safety characteristics.
For identification purposes, Customer or its agent, EPC Provider or its agent, and 3rd-party engineer are identified as follows:
System Installation Checklist and Acceptance Test

Customer Name:	Type of Installation:

Project Number:	Site Location:

Installer:	Company Name:

Primary Inspector:	Date of Inspection:
Upon completion of the installation, and prior to field verification by the electric utility, installer will go through the following installation checklists and acceptance test. The Installer shall provide advanced notice to the Client that the installation and acceptance test are to be performed.
SECTIONS of Test Responsibility

Section I – Equipment	Site Superintendent or Assigned Company

Section II – Racking	Site Superintendent or Assigned Company

Section III – Module Installation	Site Superintendent or Assigned Company

Section IV – Electrical AC-DC	Assigned Company or Subcontractor Electrician

Section V – Interconnection Prep	Assigned Commissioner
ATTACHMENT F, PAGE 1 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
I — EQUIPMENT CHECK – MODULES/ARRAYS/ INVERTER

SECTION I (a) — Modules
☐	Visually inspect the array for cracked modules
☐	Is the Aluminum frame, backsheet, or junction box damaged?
☐	Check to make sure panels are attached properly to their mounting brackets and nothing is abnormal or misaligned.

SECTION I (b) — Combiner Boxes
☐	Fuses properly installed with good continuity
☐	Combiner enclosure properly grounded array to combiner/combiner to array.
☐	Combiner box is properly labeled

SECTION I (c)- PV Array
☐	Array strings properly labeled
☐	Module interconnectors are secure
☐	Module/brackets/framework torqued properly
☐	Grounding clamp/set screw torqued properly

SECTION I (d) — Inverter(s)
☐	Inverter is properly labeled
☐	Mechanical connections inside inverter AC and DC disconnects secure
☐	Incoming and Outgoing wire sizes are correct per plans
Section I – Equipment Check
Site:                                          Project #
Commissioned by:                                                                Date:
II – Racking

SECTION II (a) Mechanical
☐	Check to make sure all hardware used is of correct material and size according to the manufacturer’s specifications. If substitutes were used, do we have an approved deviation?
☐	Are the roof penetrations secure and weather tight?
☐	Complete a visual inspection of penetration attachment to I-beam or structure.
ATTACHMENT F, PAGE 2 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI

☐	Are stanchions installed correctly?
☐	Are all brackets and framework installed and torqued to recommended specifications.
Section II — Racking
Site:                                          Project #
Commissioned by:                                                                Date:
III – Module Installation

SECTION III – (a) Module Installation including Continuity and String Layout
☐	Visually inspect the array for cracked modules.
☐	Check to see if modules are properly grounded one to another.
☐	Visually inspect and perform a finger tight pull test to any plug and receptacle connectors between modules to ensure they are fully engaged and locked into position and are not cracked to allow moisture intrusion.
☐	Is the module frame back sheet, or junction box damaged?
☐	Check to see that all wiring is neat and secure per manufacturing guidelines.
☐	Are modules mounted correctly to frame and torqued to recommended specification?
☐	Check to make sure all hardware used is of correct material and size according to manufacturer specifications. If substitutes were used, do we have an approved deviation?
Section III – Module Installation
Site:                                           Project #
Commissioned by:                                           Date:
IV – Electrical
ATTACHMENT F, PAGE 3 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI

SECTION IV- (a) PV Array
☐	Check to see if modules are properly grounded on to another.
☐	Check the string grounding. Is each module grounded using the supplied hardware, the grounding point indentified on the module and the manufacturer’s instructions?
Note: Bolting the module to a “grounded” structure will not meet NEC requirements.
☐	Check that all home runs are properly labeled.

SECTION IV – (b) Over-Current Protection
YES	NO
☐	☐	Over current devices in the dc circuits listed for 600VDC dc operation per plan and spec?
☐	☐	Fuses make and model number are in the equipment schedule?
☐	☐	Smallest conductor used to wire modules protected? Sources of over-current are parallel=connected modules?
☐	☐	Combiner box fuses in “finger safe” holders are capable of being changed without touching live contacts?

SECTION IV – (c) Electrical Connections
YES	NO
☐	☐	Compression terminals tightened to the recommended torque specifications per manufacturing recommendations?
☐	☐	Crimp-on terminals listed and installed with listed crimping tools by the same manufacturer? Perform manual pull test on terminal.
☐	☐	Use only AC Twist On wire connectors – NO DC application?
☐	☐	Compression lugs or other terminals listed for the environment (i.e. inside, outside, wet, direct burial)?
☐	☐	Electrical splicing lugs listed and not just UL recognized?

SECTION IV – (c) -Electrical Connections continued
YES	NO
☐	☐	Terminals containing more than one conductor listed for multiple conductors?
☐	☐	Connectors or terminals using flexible, stranded conductors listed for use with such conductors>

SECTION IV – (d) Conductors
YES	NO
☐	☐	Array Conductor Type per plan and spec. If exposed, use2, UV
ATTACHMENT F, PAGE 4 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI

☐	☐	Properly sized equipment-grounding conductors routed with the circuit conductors?
☐	☐	Conductor insulation rated at 90°C [UL-1703] to allow for operation at 70°C + near modules and in conduit exposed to sunlight (add 17-20°C to ambient temperature)?
☐	☐	Strain reliefs/cable clamps or conduit used on all cables and cords?

SECTION IV – (e) Disconnect Inspection

	(1)	(2)	(3)	(4)	(5)
DC Disconnect #’s

Model #’s

☐	Check for properly landed line to load.
☐	Check that DC disconnects are properly grounded. (Only one bonding conductor-grounded conductor to ground).
☐	Check that DC disconnects are properly labeled (per NEC and local building codes)
☐	Check ground conductors connected properly.
☐	Check that all wiring is neat and secure and that ground conductors are not fused or switched per NEC.
☐	Check that incoming and outgoing wire sizes are correct and that all conduits have bushings installed
☐	Check bonded fittings used with metal conductors when DC system voltage is more than 250 Vdc.
☐	Inspect the fuses, if present, for correct AMPs/Volts and mounting. Verify total amp level does not exceed load/breaker size.
☐	Wet rated conductors used in exposed locations.

SECTION IV – (f) AC Disconnect Inspection
☐	Inspect AC disconnect and document identifying information
☐	Check for properly landed line to load.
☐	Check to see if all AC disconnects are properly grounded (Only one bonding conductor – neutral to ground.)
☐	Check AC color codes.
ATTACHMENT F, PAGE 5 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI

☐	Check that AC disconnects are properly labeled per NEC and local building codes
☐	Check grounded conductors connected properly.
☐	Check to see that all wiring is neat and secure and that grounded conductors are not fused or switched per NEC.
☐	Check that incoming and outgoing wire sizes are correct.\ and that all conduits have bushings installed.
☐	Inspect fuses, if present for correct AMPs/Volts and mounting. Verify total amp level does not exceed load/breaker size.
☐	Wet rated conductors used in exposed locations.

SECTION IV — (g) Mechanical Attachment

☐	Check to make sure all hardware used is of correct material and size according to manufacturer specifications. If substitutes were used, do we have an approved deviation?

SECTION IV —(h) Inverter Start Up Test

☐	Inspect the inverter and inverter label (labeled properly) and document identifying information.
☐	Check if inverter is properly grounded.
☐	Check inverter is connected to dedicated circuit with back fed over-current.
☐	Check that incoming and outgoing conductors are secure per torque schedule.
☐	Check that incoming and outgoing wire sizes are correct per plans.
☐	Start the inverter following the proper start-up procedure according to the manufacturer’s instructions.
Section IV — Electrical
Site:                                           Project #
Commissioned by:                                                                Date:
ATTACHMENT F, PAGE 6 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
V — Interconnection Preparation
SECTION V (a) — System Acceptance Evaluation —
The following acceptance test will preferably be run around midday on a cloudless day.

☐	The system will be turned on and allowed to run for one (1) hour before taking any performance measurements.
☐	Obtain real-time solar irradiance measurement using either one of the precision spectral pyranometers provided with the system, on a single properly operating PV module, of the same model found in the array, placed in full sun in the exact same orientation as the array being tested. After allowing for fifteen (15) minutes of full exposure, the short circuit current of the module is proportional with the irradiance.
☐	Determine the estimated expected peak AC power output of the system by multiplying the measured system capacity at the inverter by the inverter efficiency rating (.095 — .098).
☐	Record the AC power output from the inverters or performance meters (watts AC-measured. This shall be 90% or higher of watts AC-estimated recorded in previous steps.
☐	List DC rating at Inverter for each array Equation = V * I (Current)/ X Kw Connector Nameplate
ATTACHMENT F, PAGE 7 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI

SECTION V (b) - Data Acquisition System (DAS) Test
Part of PV System?	Yes	☐
	No	☐

☐	Inspect the DAS and document identifying information
☐	The DAS shall be inspected for proper mounting and wiring
☐	Check sensor equipment, if any, for proper mounting and location (i.e., irradiance, temperature and wind speed sensors).
☐	Turn on PV and DAS Systems per manufacturer’s specifications.
☐	Record operating parameters from the inverter display.
☐	Contact the DAS monitoring service to verify that the DAS is communicating properly. Record the system parameters being transmitted.
☐	Compare inverter data to data being transmitted to monitoring service to ensure proper operation.
☐	Provide owner with the initial startup report when everything has been verified and checked to ensure proper operation.

Detail DAS Test Data on next sheet.

DAS Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

ATTACHMENT F, PAGE 8 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
Inverter Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

DAS Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

Inverter Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

DAS Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

Inverter Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

ATTACHMENT F, PAGE 9 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
DAS Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

Inverter Readings

Inverter	Inverter	Inverter	Inverter	Array	Array
Output	Output	Output	Output	Voltage	Voltage
(Vac)	Current (Aac)	Power (kW)	Energy (kWh)	(Vdc)	(Vdc)

Section V — Interconnection Preparation
Site:                                           Project #
Commissioned by:                                                                Date:
ATTACHMENT F, PAGE 10 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
Photovoltaic Inverter Startup & Acceptance Test
     Site Location:                                            Project No:                       Date:                       Pg #                     of
     Time of Day:                                           Commissioned by

Inverter Number
Mfg. & Model Number		Utility Voltage	Utility Frequency			Inverter Voltage	Inverter Current
Serial Number	Irradiance	(Vac)	(Hz)	Array Voltage (Vdc)	Array Current (Adc)	(Vac)	(Aac)	Power Output (Wac)

Inverter Number
Mfg. & Model Number		Utility Voltage	Utility Frequency			Inverter Voltage	Inverter Current
Serial Number	Irradiance	(Vac)	(Hz)	Array Voltage (Vdc)	Array Current (Adc)	(Vac)	(Aac)	Power Output (Wac)

Inverter Number
Mfg. & Model Number		Utility Voltage	Utility Frequency			Inverter Voltage	Inverter Current
Serial Number	Irradiance	(Vac)	(Hz)	Array Voltage (Vdc)	Array Current (Adc)	(Vac)	(Aac)	Power Output (Wac)

PV Combiner Box & Array Tests (Home Run to Inverter)
Site Location:                                          Project No:                                          Date:
Combiner Box #                                          Model:                                          Serial #
Inverter #                                          Model:                                          Serial #
Sun Intensity:                     Ambient Temp:                                          Panel Temp:
Azimuth:                     Tilt                      Commissioned by:
ATTACHMENT F, PAGE 11 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
For repetitive source circuit wiring, the following must be followed for each source circuit in a systematic approach, i.e. per array. Testing will take place around Noon on a cloudless day. All data is to be recorded on the list below.
Site Module Identification
Site Location:                                            Project
No:                                          Date:
Make:                      Model:                      Installed by:                                           Page #                       of

NO.	Serial Number	Bldg. or String #	NO.	Serial Number	Bldg. or String #
ATTACHMENT G

	Polarity Correct				Polarity Correct
String No.	YES/NO	VOC (VDC)	Pos. /Neg. to Grd.	String No.	YES/NO	VOC (VDC)	Pos./Neg. to Grd.
1				23
2				24
3				25
4				26
5				27
6				28
7				29
8				30
9				31
10				32
12				33
13				34
14				35
15				36
16				37
17				38
18				39
19				40
20				41
21				42
22				43
ATTACHMENT F, PAGE 12 OF 12

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT G
DATA ACQUISITION SYSTEM REQUIREMENTS
1.1	Generating Facility Data Acquisition System shall be from Solar Power, Inc. and will provide the following components:
a.	Internet Gateway(s)/Data Logger(s) — in a number relevant to the output of the Generating Facility and number of monitored devices as below

b.	Revenue Grade Energy Meter — to monitor total Generating Facility output

c.	Weather Data Station — with irradiance, wind speed, ambient temperature and panel temperature

d.	Inverter Monitoring of each individual inverter
1.2	Basic Monitoring Service including:
a.	Energy Meter monitoring

b.	Weather Data monitoring

c.	Inverter Monitoring

d.	Reporting

e.	Performance Alarm Handling

f.	System Log Book
Ongoing costs for monitoring services are included in the Operations and Maintenance Agreement, which is an agreement that is separate from the EPC. The Monitoring Service Agreement will be signed by and between Customer and Solar Power, Inc.

Internet service to the Building 200 inverter will be provided by Customer.
ATTACHMENT H, PAGE 1 OF 2

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT H
NOT USED
ATTACHMENT H, PAGE 2 OF 2

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
ATTACHMENT I
EPC PROVIDER FORM DOCUMENTS
[Form of invoice to Solar Tax Partners I, LLC]

Invoice
Date
Customer Number
Order Number
Job Number
Invoice Number
Net Terms	20 days

Bill To:	SOLAR TAX PARTNERS, 1 LLC Project
[SOLAR TAX PARTNERS, 1 LLC	SOLAR TAX PARTNERS, 1 LLC
Project 200] [

Attn:
c/o

Description
Design Submittal Development
Design Submittal Approval

[Attach Updated Progress Payment Schedule (Attachment E)]

Billing Amount:
Remit To:	Retention Withheld:
Solar Power, Inc.	Retention Due:

[wiring instructions or Street	Subtotal:	$
Misc:
City, State, Zip]	Tax:
	Pay This Amount:	$
ATTACHMENT I, PAGE 1 OF 5

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
[Form of conditional lien release — progress payment]
CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT
Upon receipt by the undersigned of a payment or a check from SPIC in the sum of $                     payable to                                                                                                                                                      and when the payment is effective or the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to unconditionally and irrevocably waive and release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of [XXX Project Entity] located at                                            [Job Description] (the “Project”) to the following extent.
This release covers a progress payment for labor, services, equipment, or material furnished to SPIC through                                          [Date] only and does not cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic’s lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned. If the undersigned has filed with a public agency a U.C.C. Financing Statement evidencing a security interest in equipment delivered or installed in connection with the Project, the undersigned agrees to promptly execute and file with such public agency any documents necessary to terminate the effectiveness of such U.C.C. Financing Statement.

Dated:

Solar Power, Inc.

By
(Title)
ATTACHMENT I, PAGE 2 OF 5

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
[Form of conditional lien release — final payment]
CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT
Upon receipt by the undersigned of a payment or a check from [XXX Project Entity] in the sum of $                     payable to Solar Power, Inc. and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to unconditionally and irrevocably waive and release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of [XXX Project Entity] located at                                                             . (the “Project”)
This release covers the final payment to the undersigned for all labor, services, equipment, or material furnished on the job, except for disputed claims for additional work in the amount of $                    . Before any recipient of this document relies on it, the party should verify evidence of payment to the undersigned. If the undersigned has filed with a public agency a U.C.C. Financing Statement evidencing a security interest in equipment delivered or installed in connection with the Project, the undersigned agrees to promptly execute and file with such public agency any documents necessary to terminate the effectiveness of such U.C.C. Financing Statement.

Dated:

Solar Power, Inc.

	By	(Title)
ATTACHMENT I, PAGE 3 OF 5

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
[Form of unconditional lien release — progress payment]
UNCONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT
The undersigned has been paid and has received a progress payment in the sum of $                     for labor, services, equipment, or material furnished to [XXX Project Entity] on the job located at                                            [Job Description] (the “Project”) and does hereby unconditionally and irrevocably waive and release any mechanic’s lien, stop notice, or bond right that the undersigned has on the above referenced job to the following extent.
This release covers a progress payment for labor, services, equipment, or materials furnished to [XXX Project Entity] through                                            [Date] only and does not cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic’s lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. If the undersigned has filed with a public agency a U.C.C. Financing Statement evidencing a security interest in equipment delivered or installed in connection with the Project, the undersigned agrees to promptly execute and file with such public agency any documents necessary to terminate the effectiveness of such U.C.C. Financing Statement.

Dated:

Solar Power, Inc.

By
(Title)
NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.
ATTACHMENT I, PAGE 4 of 5

CONFIDENTIAL	EPC Contract-Solar Tax Partners I, LLC and SPI
[Form of unconditional lien release — final payment]
UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT
The undersigned has been paid in full for all labor, services, equipment, or material furnished to [XXX Project Entity] on the job located at                                                                                   [Job Description] (the “Project’) and does hereby unconditionally and irrevocably waive and release any right to a mechanic’s lien, stop notice, or any right against a labor and material bond on the job, except for disputed claims for extra work in the amount of $                    . If the undersigned has filed with a public agency a U.C.C. Financing Statement evidencing a security interest in equipment delivered or installed in connection with the Project, the undersigned agrees to promptly execute and file with such public agency any documents necessary to terminate the effectiveness of such U.C.C. Financing Statement.

Dated:

Solar Power, Inc.

By
(Title)
NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.
ATTACHMENT I, PAGE 5 OF 5

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
ATTACHMENT J
FEDERAL AND STATE REBATES AND INCENTIVES
REBATES
EPC Provider shall perform the Work, in accordance with practices generally accepted in the industry, all applicable laws, government approvals and permitting requirements, and quality control and inspections so that the Generating Facility (i) meets or exceeds all requirements of applicable laws, government approvals and licenses and the Generating Facility is installed in accordance with manufacturer’s specifications or by methods otherwise approved by the manufacturer; (ii) complies with all requirements of the Interconnection Agreement; (iii) meets or exceeds the warranties and guarantees set forth in Section 6; (iv) are safe and adequate for their intended purpose and conditions; (v) are free from defects; (vi) is comprised of equipment which is new and of good quality when installed, designed and manufactured and of a grade in accordance with generally accepted national standards for the design, manufacture and quality of such equipment; and (viii) meets or exceeds all requirements for the following federal and state rebates and incentives: [California Solar Initiative], (the “Rebates”).
In the event completion as described in Section 14 has not occurred by project completion date as a result of EPC Provider’s default of its obligations under this Agreement, any reduction in the Rebates resulting from such default will be the responsibility of EPC Provider.
[Sacramento Municipal Utility District]
1.	Completed Proof of Project Milestone Checklist

2.	Host Customer Certificate of Insurance

3.	Generating Facility Customer Certificate of Insurance (if different than Host Customer)

4.	Copy of Completed Interconnection Application

5.	Copy of executed contract for system installation

6.	Copy of executed alternative Generating Facility Ownership agreement (if Generating Facility Customer is different than Host Customer)

7.	Project Cost Breakdown Worksheet

8.	Revised Generating Facility Sizing Calculations (if applicable)

9.	Revised Incentive Calculation Worksheet (if applicable)

10.	CSI Program Contract with Original Signature

11.	Copy of RFP or solicitation (Government, Non-profit, and Public Entities only)

12.	Copy of the System Warranty
ATTACHMENT J, PAGE 1 OF 1

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
ATTACHMENT K
WARRANTIES
SYSTEM WARRANTY
PHOTOVOLTAIC SYSTEM LIMITED WARRANTY
Solar Power, Inc. (“SPI”) conditionally warrants and guarantees for a period of one hundred twenty (120) months from final building inspection that:
i.	The PV system is warranted to be free from defects in workmanship of both labor and material;

ii.	All work was completed according to contract terms and design specifications;

iii.	SPI’s one hundred twenty (120) month warranty is concurrent with any Original Equipment Manufacturer (“OEM”) Warranty that may apply to the equipment incorporated into the PV Power System. SPI’s warranty is not extended by any OEM Warranty that may apply;

iv.	Except as required by law, SPI EXCLUDES BOTH THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS PURSUANT TO CAL. COMM. CODE §2316 and SPI provides no warranty greater than those items covered by an OEM Warranty;

v.	SPI will make every effort to respond within three (3) business days on all properly notified warranty claims;

vi.	Damage caused by acts of God, pest damage, neglect, negligence or accidents, alteration, modification, or unintended use, and/or abuse are not covered by the SPI one hundred twenty (120) month or any OEM warranty.
Solar Panel’s are warranted by the OEM. Please refer to the attached panel warranty documentation that will accompany the system design submittals. Inverters’ are warranted by the OEM. Please refer to the attached inverter warranty documentation that will accompany the system design submittals.
If the Owner believes or becomes aware that the photovoltaic system is not functioning properly, the Owner must promptly notify SPI in the manner described below. Early attention to a minor problem may help avoid serious problems later. A failure to report a problem on a timely basis may void the Owner’s warranty rights.
SPI, at its option, may use new and/or reconditioned parts in performing warranty repair and in building replacement products. SPI reserves the right to use parts or products of original or improved design in the repair or replacement. If SPI repairs or replaces a product, its warranty continues for the remaining portion of the original warranty. All replaced products and all parts removed from repaired products become the property of SPI.
HOW TO NOTIFY SPI: A properly notified warrant claim will be one that is reported to SPI within 3 business days from the discovery of the defect or problem. Notification must be made by calling Customer Care at (800) 548-8767 or by email to customerservice@solarpowerinc.net.
NO OTHER EXPRESS WARRANTIES — THESE REMEDIES ARE EXCLUSIVE:
With the sole exception of the express warranty set forth above, SPI grants no further warranties, disclaims all additional warranties and neither assumes nor authorizes any third party to establish any other obligations or liability in connection with its products. This System Warranty is not extended by any OEM warranty that may apply. Additional OEM Warranties will be provided upon Final Completion.
NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SPI, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES WILL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTY SET FORTH HEREIN, AND OWNER MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE. SPI HEREBY DISCLAIMS ANY WARRANTIES, WHETHER EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY WARRANTIES REGARDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WHICH WARRANTIES ARE SPECIFICALLY WAIVED BY OWNER. IN NO EVENT SHALL SPI OR ANY OF ITS AGENTS, DEALERS, DISTRIBUTORS OR EMPLOYEES BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS, INJURY TO GOODWILL, OR LOST SAVINGS DAMAGE TO PROPERTY, OR ANY OTHER DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE MODULE, OR DAMAGES FOR PERSONAL INJURY, RESULTING DIRECTLY OR INDIRECTLY TO OWNER OR ANY OTHER PERSON FROM THE POSSESSION, OWNERSHIP, OR USE OF THE MODULE OR SYSTEM OR PARTS DEEMED TO BE DEFECTIVE, EVEN IF SPI HAS BEEN ADVISED OF THE
ATTACHMENT K, PAGE 1 OF 1

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
POSSIBILITY OF SUCH DAMAGES OR ANY BREACH OF THE ABOVE EXPRESS WARRANTY, FOR NEGLIGENCE OR OTHERWISE. THIS LIMITATION SHALL APPLY WHETHER A CLAIM ARISES IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. SPI’S MAXIMUM LIABILITY TO OWNER, WHETHER ARISING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE SHALL NOT EXCEED THE AGGREGATE AMOUNT OF PAYMENTS RECEIVED BY SPI FROM OWNER FOR THE PURCHASE AND INSTALLATION OF THE MODULE.
IF YOU HAVE ANY QUESTIONS ABOUT YOUR MODULE WARRANTY, PLEASE VISIT OUR WEBSITE OR CONTACT CUSTOMER CARE AT (800) 548-8767.
ATTACHMENT K, PAGE 2 OF 1

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
ATTACHMENT L
NOT USED
ATTACHMENT L, PAGE 1 OF 1

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
ATTACHMENT M
EPC PROVIDER INSURANCE
     EPC Provider Insurance. EPC Provider shall maintain until Final Completion, the insurance coverage outlined in (i) through (vi) below, and all such other insurance as required by applicable law. Evidence of coverage will be provided to Customer on an annual basis, 30 days prior to policy expiration, via a Certificate of Insurance naming Customer and Site Host as an additional insured and certificate holder. All Insurance Carriers will be rated A-VIII or better by A.M. Best and Company.
(i)	Workers’ Compensation/Employers Liability. Limits as follows:
*	Workers’ Compensation — Statutory Coverage.

*	Employers Liability — Bodily Injury by accident $1,000,000 each accident
Bodily Injury by disease $1,000,000 each employee

Bodily Injury by disease $1,000,000 policy limit

(ii)	Commercial General Liability including Contractual Liability insurance with limits of :
*	$1,000,000 per occurrence for Bodily Injury and Property Damage

*	$2,000,000 General Aggregate — other than Products/Completed Operations

*	$2,000,000 Products/Completed Operations Aggregate

*	$1,000,000 Personal & Advertising Injury

*	$100,000 Fire Damage
     Coverage to be written on an Occurrence form per location basis, without endorsements that limit the policy terms with respect to: (1) the definition of an Insured Contract, (2) provisions for severability of interest, (3) explosion, collapse, underground hazard.
(iii)	Auto Liability insurance for owned, hired and non-owned vehicles with limits of $1,000,000 per accident.

(iv)	Professional Liability and/or Errors and Omissions insurance with limits of:
*	$1,000,000 per occurrence

*	$1,000,000 aggregate
     Coverage to be written on an Occurrence form per location aggregate limit. . Coverage terms and limits to apply excess of the primary per occurrence and/or aggregate limits provided for in the Commercial General Liability, Auto Liability and Professional Liability policies. Coverage terms and limits to also apply in excess of those required for Employers Liability.
(v)	Builder’s Risk insurance limits as follows:
*	Property limit to be purchased on a replacement cost basis at the full construction contract amount including an agreed upon sub-limit for “soft cost”. Coverage will be written on a “special” form cause of loss and include an agreed amount endorsement containing no co-insurance provisions or deduction for depreciation with deductible of no more than $10,000 and include a limit for loss of business income due to delay in start-up. Boiler and Machinery coverage will be purchased if required for any “hot-testing” of equipment. Developer and/or Host Customer may require additional coverage under this section as required by industry standard to insure against losses caused by Flood, Earthquake, Terrorism or Windstorm for projects in locations exposed to these perils.
ATTACHMENT M, PAGE 1 OF 2

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
•	No exclusion for faulty workmanship, design or material

•	No deductible greater than $25,000
(vi)	Policy Endorsements.
*	The insurance specified in clause 15.3 above shall contain waivers of subrogation rights against Developer.

*	The insurance provided for Builder’s Risk, Commercial General Liability and Excess Liability shall include
(a)	include the Developer and Site Host as an additional insured with respect to Work performed under this Contract, and

(b)	provide that the insurance is primary coverage with respect to all insureds and shall not be considered contributory insurance with any insurance policies of the Developer.
ATTACHMENT M, PAGE 2 OF 2

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
ATTACHMENT N
NOT USED
ATTACHMENT N, PAGE 1 OF 1

CONFIDENTIAL	EPC Contract — Solar Tax Partners I, LLC and SPI
ATTACHMENT O
LIST OF REQUIRED DRAWINGS
EPC Drawing Requirements
Title Page
Information on the title page shall include, but not be limited to the following:

•	System size: This shall include kWdc and kWac.

•	Area of installation: Area, in acres, of land that the installation encompasses.

•	Estimate of length of wire used: This shall include all of the wiring used on the system-side of the meter (i.e. home run wiring, DC wiring from combiner boxes to the inverters & AC wiring from inverters to the meters).

•	Module part numbers and quantities.

•	Inverter part numbers and quantities.
Single Line Diagram/layout page
The single line diagram shall accurately depict the physical electrical connections (i.e. quantity, type, and size of conductors, quantity, size, and type of conduit) between all electrical equipment used in the system. Information on the single line diagrams shall include, but not be limited to the following items:
•	Modules per string.

•	Number of strings for each combiner box.

•	Depiction of the wiring and fusing in all disconnects.

•	Wire size and quantity used for every run.

•	Total wire length (inside a footnote box or similar notation)

•	Conduit size and quantity of wires in each conduit for every run.

•	All fuses sizes.
Grounding system design including connection points and conductor size
All electrical equipment shall be depicted, including their capacity/rating, manufacturer, part number, quantity and reference designator where applicable. Examples of equipment shall include but not be limited to the following:
•	Modules

•	Inverters

•	Combiner Boxes

•	Wire (gauges and quantity)

•	Transformers

•	Switchgear

•	DC & AC Disconnects

•	Fuses

•	Data Acquisition System (DAS)

•	Main Switchboard

•	Meters

•	Distribution Panels

•	MET (Meteorological) Stations
Layout Page
•	Tie-in locations.
General Drawing Requirements
The design drawing package shall also include, but not be limited to the following items:
•	Array layout with location of equipment and tie-in relative to array

•	Electrical equipment pad layout

•	Locations of conduit runs

•	Torque values for terminal hardware

•	String Layout page showing the string, combiner box, disconnect, and inverter layout using a structured naming system
ATTACHMENT O, PAGE 1 OF 1